As filed with the Securities and Exchange Commission on January 7, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	6022	04-2976299
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Clayton G. Deutsch

President and Chief Executive Officer

Boston Private Financial Holdings, Inc.

Ten Post Office Square

Boston, Massachusetts 02109

(617) 912-1900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William P. Mayer, Esq.

Paul W. Lee, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrants to purchase shares of Common Stock, and underlying shares of Common Stock, par value $1.00 per share	2,887,500	$8.00	$23,100,000	$2,682(1)(2)

(1)	Calculated pursuant to Rule 457(g) under the Securities Act. Shares of common stock issuable upon exercise of Warrant to purchase common stock at an exercise price of $8.00 per share (subject to possible future adjustment)
(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated January 7, 2010

PROSPECTUS

Boston Private Financial Holdings, Inc.

2,887,500 Warrants

Each to Purchase One Share of Common Stock

This prospectus relates to resales of warrants to purchase our common stock, par value $1.00 per share, issued to the United States Department of the Treasury, which we refer to as “Treasury” or the “selling securityholder.” We refer to the warrants as the “warrants.” As used in this prospectus, the term “Securities” shall mean the warrants and the shares of common stock issuable upon exercise of the warrants. The Securities may be resold from time to time by and for the account of the selling securityholder.

The methods of resale of the Securities offered hereby are described under the heading “Plan of Distribution.” We will receive no proceeds from any such resales.

Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “BPFH.” The last reported sale price of the common stock on January 6, 2011 was $6.97 per share. We intend to list the warrants on the NASDAQ Global Select Market.

Each warrant entitles the holder to purchase one share of our common stock, $1.00 par value (subject to adjustment) at an initial exercise price of $8.00 per share (subject to adjustment). Unless exercised, the warrants will automatically expire at 5:00 p.m., New York City time, on November 21, 2018.

We are registering the Securities for resale by the selling securityholder or its pledgees, donees, assigns, transferees or other successors in interest. The Securities are being registered to permit the selling securityholder to sell the Securities from time to time in the public market or otherwise, in amounts, at prices and on terms determined at the time of offering. The selling securityholder may sell the Securities through ordinary brokerage transactions or through any other means described in the section entitled “Plan of Distribution” beginning on page 36.

Investing in the Securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus.

The Securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under which the selling securityholder named under the caption “Selling Securityholder” in this prospectus and as supplemented by any accompanying prospectus supplement may sell the Securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of those Securities. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement and any relevant free writing prospectus we have filed or may file with the Securities and Exchange Commission, or the “SEC.” We have not authorized anyone to provide you with information that is different. The information in this prospectus, in any prospectus supplement may be accurate only as of the date of the document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, in any related prospectus and in information incorporated by reference into this prospectus and any related prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements include statements relating to our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors referenced herein under the section captioned “Risk Factors”; adverse conditions in the capital and debt markets and the impact of such conditions on our private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of continuing deterioration in general economic conditions on a national basis or in the local markets in which we operate, including changes which adversely affect borrowers’ ability to service and repay our loans; changes the value of the securities in our investment portfolio; changes in loan default and charge-off rates; the adequacy of loan loss reserves; reductions in deposit levels necessitating increased borrowing to fund loans and investments; the adoption of adverse government regulation; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in our financial statements will become impaired; risks related to the identification and implementation of acquisitions; and changes in assumptions used in making such forward-looking statements; as well as the other risks and uncertainties detailed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings submitted to the SEC. Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SUMMARY

The following summary may not contain all the information that may be important to you or that you should consider before deciding to purchase shares of our common stock, and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus or that is incorporated by reference herein. You should read the entire prospectus, especially the risks set forth under the heading “Risk Factors” in this prospectus, as well as the financial and other information incorporated by reference herein, before making an investment decision.

As used in this prospectus, the terms “Boston Private,” the “Company,” “we,” “our,” and “us” refer to Boston Private Financial Holdings, Inc. and our consolidated subsidiaries, unless the context indicates otherwise; the “Banks” refers to Boston Private Bank & Trust Company, Borel Private Bank & Trust Company, First Private Bank & Trust and Charter Private Bank, collectively; the “Investment Managers” refers to Dalton, Greiner, Hartman, Maher & Co., LLC and Anchor Capital Holdings, LLC, collectively; and the “Wealth Advisors” refers to KLS Professional Advisors Group, LLC, Bingham, Osborn & Scarborough, LLC, and Davidson Trust Company. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

Boston Private Financial Holdings, Inc.

Overview

We were incorporated on September 2, 1987, under the laws of The Commonwealth of Massachusetts. On July 1, 1988, we registered with the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” as a bank holding company under the Bank Holding Company Act of 1956, as amended, or the “BHC Act.” We are a wealth management company that offers a full range of wealth management services to high net worth individuals, families, businesses, and select institutions through our three functional segments: Private Banking, Investment Management and Wealth Advisory. We seek to capitalize on growth in the wealth management sector by targeting affluent regions and offering localized service. We believe the high net worth market continues to be characterized by attractive demographics because of the strong rate of growth expected over the next decade in the number of high net worth individuals, growth in assets controlled by high net worth individuals, and the significant transition of wealth between generations. Our clients have complex financial situations and we seek to be their trusted advisor by offering wealth management solutions through a high-touch, relationship-driven approach.

Our approach to the wealth management market is to create a financial umbrella that helps to preserve, grow, and transfer assets over the financial lifetime of a client through three financial disciplines that correspond to our functional segments: private banking, investment management and wealth advisory. We conduct substantially all of our business through our three functional segments. Each functional segment reflects the services provided by us to a distinct segment of the wealth management markets as described below.

Our consolidated financial statements include our accounts and those of our wholly-owned and majority-owned subsidiaries, which we also refer to as our “consolidated affiliate partners.” All of our bank affiliates are wholly-owned subsidiaries and, with the exception of KLS Professional Advisors Group, LLC, which became wholly-owned as of January 2010, and Coldstream Holdings, Inc., which is minority-owned and currently held-for-sale, our other investment management and wealth advisory affiliates are majority-owned. These majority-owned subsidiaries are consolidated in accordance with accounting principles generally accepted in the United States, or “GAAP.” The non-controlling interests are generally held by individuals who owned and ran the businesses prior to acquisition by us and who continue to be actively involved in those businesses.

Private Banking

The Private Banking segment has four consolidated affiliate partners—Boston Private Bank & Trust Company, chartered by The Commonwealth of Massachusetts; Borel Private Bank & Trust Company and First Private Bank & Trust, both California state chartered banks; and Charter Private Bank, a Washington state chartered bank. The Banks are insured by the FDIC. The Banks pursue private banking and community-oriented business strategies in their operating regions. The Banks are principally engaged in providing banking and a variety of other fiduciary services including investment management, advisory, and administrative services to high net worth individuals, their families, small and medium-sized businesses and professionals. In addition, the Banks offer their clients a broad range of deposit and lending products. The specific mix of products, services and clientele can vary from affiliate to affiliate.

Investment Management

The Investment Management segment has two consolidated affiliate partners—Dalton, Greiner, Hartman, Maher & Co., LLC, a registered investment adviser, and Anchor Capital Holdings, LLC, which is the parent company of Anchor Capital Advisors LLC and Anchor/Russell Capital Advisors LLC, both of which are registered investment advisers. The Investment Managers serve the needs of pension funds, endowments, trusts, foundations and select institutions, mutual funds and high net worth individuals and their families throughout the United States and abroad. The Investment Managers specialize in value-driven equity portfolios with products across the capitalization spectrum. The specific mix of products, services and clientele varies among affiliates. The Investment Managers are located in New England and New York, with one affiliate administrative office in South Florida.

Wealth Advisory

The Wealth Advisory segment has three consolidated affiliate partners—KLS Professional Advisors Group, LLC, Bingham, Osborn & Scarborough, LLC, and Davidson Trust Company, or “DTC,” all of which are wealth management firms and, with the exception of DTC, registered investment advisers. We also hold a minority unconsolidated interest in Coldstream Holdings, Inc., the parent of Coldstream Capital Management, Inc, a registered investment adviser. On November 29, 2010, we signed an agreement with Coldstream Holdings, Inc. to sell our interest in Coldstream Holdings, Inc. back to Coldstream Holdings, Inc. We expect the transaction to close in the first quarter of 2011. The Wealth Advisors provide comprehensive, planning-based financial strategies to high net worth individuals and their families, and non-profit institutions. The firms offer fee-only financial planning, tax planning and preparation, estate and insurance planning, retirement planning, charitable planning and intergenerational giving planning. The Wealth Advisors manage investments covering a wide range of asset classes for both taxable and tax-exempt portfolios. The Wealth Advisors are located in New York, Northern California, and Pennsylvania.

Our core strategy is to offer financial services to the high net worth market, with a particular emphasis on the newly affluent, at each stage of the typical financial life cycle. In the early stages, these services typically involve forms of debt products, including residential “jumbo” mortgages or commercial loans to privately owned businesses. In the latter stages, we offer asset management services and, in between, we offer financial planning services such as tax planning, estate planning, and asset allocation consulting. We believe that our affluent clients respond to localized relationship management and take comfort in having their trusted financial advisor within close proximity. By keeping local management in place and giving them the autonomy to run their businesses with centralized support and oversight from our management team, we maintain the benefit of an affiliate’s local reputation while leveraging our expertise. Through this strategy, we believe our affiliates are better able to build high-touch, service-oriented relationships with our clients.

Our address is Ten Post Office Square, Boston, Massachusetts 02109 and our telephone number at that location is (617) 912-1900. You can find additional information regarding Boston Private in Boston Private’s filings with the SEC referenced in the section of this document titled “Where You Can Find More Information” beginning on page 40.

The Resales

Securities Offered by Selling Securityholder	2,887,500 warrants, each to purchase one share of common stock.

Listing	Our common stock is listed on the NASDAQ Global Select Market under the symbol “BPFH.” We intend to list the warrants on the NASDAQ Global Select Market.

Use of Proceeds	We will not receive any proceeds from the resale of the Securities by the selling securityholder.

Risk Factors	For a discussion of risks and uncertainties involved with an investment in the Securities, see “Risk Factors” beginning on page 6 of this prospectus.

RISK FACTORS

Your investment in the warrants involves risks. This prospectus does not describe all of those risks. Before purchasing any of the warrants, you should carefully consider the following risk factors, which are specific to the warrants, as well as other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the notes thereto, before deciding whether an investment in the warrants is suitable for you. You should also carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, as updated by our subsequent Quarterly Reports on Form 10-Q, which have been filed with the SEC and incorporated herein by reference, in addition to the other information contained in this prospectus, in any applicable prospectus supplement, or incorporated by reference herein, before making an investment decision. The warrants are not an appropriate investment for you if you are not knowledgeable about significant features of the warrants, our common stock or financial matters in general. The risks and uncertainties described below and incorporated by reference into this prospectus and any applicable prospectus supplement are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of the warrants and our common stock could decline substantially.

Risks Related to the Warrants

The warrants are a risky investment. You may not be able to recover the value of your investment in the warrants, and the warrants may be worthless when they expire.

On January 6, 2011, the last reported price of our common stock on the NASDAQ Global Select Market was $6.97 per share. This is less than the exercise price. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the trading price of the warrants must exceed the public offering price, or our stock price must be more than the sum of the exercise price of the warrants ($8.00) and the clearing price of the warrants.

The warrants are exercisable only until November 21, 2018. Generally, the amount of time until expiration is a component of the value of option securities such as the warrants and, as the amount of time until the expiration of the warrants decreases, the market price of the warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, as long as our common stock price is below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. Furthermore, upon exercise of the warrants, you will receive a number of shares of stock calculated based on the closing price of our common stock on that day. Accordingly, the number of shares and the value of the common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There is no existing market for the warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants will be determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price, and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants, if any, that we and/or investors purchase in the auction process;

•	the number of warrants that the selling securityholder elects to sell in this offering;

•	the number of holders of the warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

In addition, many of the risks that are described elsewhere in this “Risk Factors” section and in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2009, as updated by our Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, could materially and adversely affect the price of the warrants.

The warrants are not suitable for all investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc., or “FINRA.” If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of warrants who exercise their warrants for shares of common stock will incur immediate and future dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time is higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the warrants and described in this prospectus, when we issue additional shares of common stock that we are permitted or required to issue in any future offerings or under outstanding options and warrants and under our stock option plans or other employee or director compensation plans.

The market price of the warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, as updated by our Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock could also be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock, including rights to be paid dividends, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares underlying, the warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares underlying the warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of the Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the trading price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur, and such events may not result in an adjustment to such exercise price.

Additionally, the exercise price of, and the number of shares underlying, the warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.01 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury on November 21, 2008. Holders of our common stock are only entitled to receive such dividends as our board of directors may declare, and our board of directors, in its sole discretion, may decide to increase the quarterly dividend on our common stock at any time.

Recent governmental actions regarding short sales may adversely affect the market value of the warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of our common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the outstanding warrants offered hereby. At an open meeting on February 24, 2010 the SEC adopted a new short sale price test, which will take effect through an amendment to Rule 201 of Regulation SHO. Beginning on November 10, 2010, the new Rule 201 will restrict short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If such new price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to such new price test or other limitations, and warrantholders will not be entitled to any exercise price reduction or increase to the number of underlying shares except under the limited circumstances described in “Description of the Warrants” in this prospectus.

The warrants do not automatically exercise, and any warrant not exercised on or prior to the expiration date will expire unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

Your return on the warrants will not reflect dividends on our common stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of the Warrants—Adjustments to the Warrants.”

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended, referred to as the “TIA,” and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrantholders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The selling securityholder is a federal agency and your ability to bring a claim against the selling securityholder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, or the “FTCA,” provides that claims may not be brought against the United States or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling securityholder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling securityholder for a violation of the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, any applicable prospectus supplement or the registration statement of which this prospectus is a part or resulting from any other act or omission in connection with the offering of the warrants by the selling securityholder or the shares of common stock issuable upon the exercise thereof would likely be barred.

Holders of the warrants will not receive any additional shares of our common stock or other compensation representing any lost value resulting from a decrease in the duration of the exercise period for the warrants in the event we undergo a business combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our stockholders, each referred to as a “business combination,” each warrantholder’s right to receive our common stock under the terms of the warrants will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such warrantholder had exercised the warrants immediately prior to such business combination. Any such business combination could substantially affect the value of the warrants by changing the securities received upon exercise of the warrants or fixing the market value of the property to be received upon exercise of the warrants. Warrantholders will not receive any additional shares of our common stock or other compensation representing any lost value resulting from any decrease in the duration of the exercise period for, or change in the securities or property (including cash) underlying, the warrants resulting from any such business combination.

Hedging arrangements relating to the warrants may affect the value of our common stock.

In order to hedge their positions, holders of our warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

You may be subject to tax upon an adjustment to the number of shares of our common stock underlying the warrants or the exercise price of the warrants even though you do not receive a corresponding cash distribution.

The number of shares of our common stock underlying the warrants and the exercise price of the warrants are subject to adjustment in certain circumstances. To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you will (subject to certain exceptions) be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our common stock to be delivered upon exercise of warrants. See “Certain United States Federal Income Tax Consequences” in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the Securities by the selling securityholder.

DESCRIPTION OF THE WARRANTS

The following is a brief description of the terms of the warrants being sold by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which will be filed with the SEC.

Common Stock Subject to the Warrants

Each warrant initially represents the right to purchase one share of our common stock. See “Description of Capital Stock.” The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price applicable to each warrant is $8.00 per share of common stock for which the warrant may be exercised. The warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on November 21, 2018 by delivery to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the warrants with a market value equal to the aggregate exercise price of the warrants so exercised, determined by reference to the closing price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. The exercise price applicable to the warrants is subject to adjustment as described below under the heading “—Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of warrants, the shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder, or the relevant participant of The Depository Trust Company, or “DTC,” for the benefit of such warrantholder, through DTC’s DWAC system if our transfer agent participates in such system, or otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares of our common stock upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the portion of the per share market price of our common stock on the date of exercise of the warrants representing any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of our common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BPFH.” We intend to list the warrants on the NASDAQ Global Select Market.

Rights as a Stockholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until, and then only to the extent that, the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of our common stock issuable upon exercise of each warrant, referred to as the “warrant shares,” and the warrant exercise price will be adjusted upon occurrence of certain events as follows.

•	In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, then the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

•	In the case of cash dividends or other distributions. If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), then the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock, such subtracted amount and/or fair market value referred to as the “Per Share Fair Market Value,” divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares issuable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

•	In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or any of our affiliates pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of our common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to the adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision.

The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer that is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

•	In the case of a business combination or a reclassification of our common stock. In the event of any business combination or a reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive warrant shares will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination or reclassification) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount of warrant shares to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Neither the exercise price nor the number of warrant shares will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation. If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of our common stock, then that adjustment will reduce the exercise price to that par value.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of warrant shares will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of our common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with GAAP in effect from time to time). Ordinary cash dividends will not include any cash dividends paid subsequent to November 21, 2008 to the extent the aggregate per share dividends paid on our outstanding common stock in any quarter exceed $0.01, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on NASDAQ or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

The warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholders the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, we will appoint a warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and required to maintain a registry recording the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see “Book-Entry Issuance” below. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) we, in our sole discretion, notify the warrant agent of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

Book-Entry Issuance

The warrants may be issued as global warrants and deposited with a depositary. The following is a summary of the depositary arrangements applicable to warrants issued in permanent global form and for which DTC will act as depositary, referred to as the “global warrants.” The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Each global warrant will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global warrants will not be exchangeable for certificated warrants.

Only institutions that have accounts with DTC or its nominee, referred to as “DTC participants,” or persons that may hold interests through DTC participants may own beneficial interests in a global warrant. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global warrants and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global warrants by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the warrants. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global warrant.

DTC has advised us that upon the issuance of a global warrant and the deposit of that global warrant with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the number of warrants represented by that global warrant to the accounts of DTC participants.

We will make any payments on warrants represented by a global warrant to DTC or its nominee, as the case may be, as the registered owner and holder of the global warrant representing those securities. DTC has advised us that upon receipt of any payment on a global warrant, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that warrant, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global warrant held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor our agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global warrant or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

Any global warrant that is exchangeable for warrants in definitive form as described under “—Description of the Warrant Agreement,” above, will be exchangeable in whole for warrants in definitive form. The registrar will register the certificated warrants in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global warrant.

Except as provided above, as an owner of a beneficial interest in a global warrant, you will not be entitled to receive physical delivery of warrants in definitive form and will not be considered a holder of warrants for any purpose. No global warrant will be exchangeable except for another global warrant of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global warrant.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global warrant desires to take any action that a holder is entitled to take under the terms of the warrants, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Global Clearance and Settlement Procedures

Initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in global warrants among DTC participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 170,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. The Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock, $1.00 par value (the “Series B Preferred Stock”) and Series B-1 Non-Cumulative Perpetual Convertible Preferred Stock, par value $1.00 per share (the “Series B-1 Preferred Stock”), are the only authorized classes or series of our preferred stock as of the date of this prospectus. The following is a description of the material terms and provisions of our capital stock. It may not contain all the information that is important to you. Therefore, you should read our articles of organization and by-laws which have been filed with the SEC.

Common Stock

General

Under our articles of organization, we have authority, without further shareholder action, to provide for the issuance of up to 170,000,000 shares of common stock, par value $1.00 per share. We may amend our articles of organization from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of our stock entitled to vote. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BPFH.”

Rank

The Series B Preferred Stock and Series B-1 Preferred Stock are senior to the common stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Dividends

Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by the Board of Directors, out of assets that we may legally use to pay dividends.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a director.

Preemptive Rights

Holders of our common stock do not have preemptive rights under the Massachusetts Business Corporation Law, our articles of organization or by-laws.

Liquidation/Dissolution Rights

In the event the Company is liquidated, dissolved or the Company’s affairs are wound up, and subject to the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that we may legally use to pay distributions after we pay or make adequate provisions for all of our debts and liabilities.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Inc., in Canton, Massachusetts.

Series B Preferred Stock

General

The following summary of the terms and provisions of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s articles of organization.

Rank

The Series B Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with the Series B-1 Preferred Stock and with each other class or series of preferred stock established after the date of issuance of the Series B Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company and senior to the common stock and each other class or series of capital stock of the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Dividends

Holders of Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, non-cumulative cash dividends in the amount determined as set forth below.

If the Board of Directors declares and pays a cash dividend in respect of any shares of our common stock, then the Board of Directors is required to declare and pay to the holders of the Series B Preferred Stock a cash dividend in an amount per share of Series B Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of common stock and (ii) the number of shares of common stock into which such share of Series B Preferred Stock is then convertible. Dividends on the Series B Preferred Stock are non-cumulative.

Liquidation Preference

In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series B Preferred Stock will be entitled to receive liquidating distributions in the amount of $100,000 per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series B Preferred Stock to and including the date of such liquidation before any distribution of assets is made to the holders of the common stock or any other junior securities. After payment of the full amount of such liquidating distributions, holders of the Series B Preferred Stock will be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Series B Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of common stock equal to the liquidation preference divided by the then-applicable conversion price.

In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series B Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Conversion

Holders of shares of Series B Preferred Stock have the right to convert the Series B Preferred Stock at any time. The number of shares of common stock into which a share of Series B Preferred Stock will be convertible will be determined by dividing the liquidation preference by the conversion price, subject to customary anti-dilution adjustments. No fractional shares of common stock will be issued. Upon conversion, cash will be paid in lieu of fractional shares based on the closing price of the common stock determined as of the second trading day immediately preceding the date of conversion. The initial conversion price of the Series B Preferred Stock is $5.52 per share.

The conversion right of holders of Series B Preferred Stock is limited to the extent that no conversion of Series B Preferred Stock is permitted if it would cause the holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the Change in Bank Control Act of 1978, as amended or the “CIBC Act,” and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time.

Redemption

The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of the Series B Preferred Stock will have no right to require redemption.

Anti-Dilution Adjustments

The conversion price of the Series B Preferred Stock is also subject to customary anti-dilution adjustments, except that any adjustments to the conversion price shall be made to the extent (but only to the extent) that such adjustments would not cause or result in any holder and its affiliates, collectively, to be deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 25% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time. Any such adjustment (or portion thereof) shall be postponed and implemented on the first date on which such implementation would not contravene the condition described in the foregoing sentence.

Fundamental Change

In the event the Company enters into a transaction constituting a consolidation or merger of the Company or similar transaction, any sale or other transfer of all or substantially all of the assets of the Company, any reclassification of the common stock into securities including securities other than common stock or any statutory exchange of the outstanding shares of common stock for securities of another entity (each, a “Reorganization Event”), each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible, at the option of the holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than a counterparty to the Reorganization Event or an affiliate of such other party) of the number of shares of common stock into which each share of Series B Preferred Stock would then be convertible.

Voting Rights

Except as set forth below, holders of the Series B Preferred Stock will not have any voting rights, including the right to elect any directors.

So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Series B Preferred Stock, voting as a single class with all other classes and series of parity securities having similar voting rights and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:

•	any amendment, alteration or repeal of any provision of the Company’s articles of organization or the Company’s by-laws that would alter or change the voting powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely;

•	any amendment or alteration of the Company’s articles of organization to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•	the consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Company with another entity, except that holders will have no right to vote under this provision or under any provision of Massachusetts law if (x) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

Notwithstanding the foregoing, any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock (including the Series B Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series B Preferred Stock and, notwithstanding any provision of Massachusetts law, the holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock.

Series B-1 Preferred Stock

General

The following summary of the terms and provisions of the Series B-1 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s articles of organization. The Series B-1 Preferred Stock is identical to the Series B Preferred Stock, except for the elimination of certain conversion and anti-dilution adjustment limitations.

Rank

The Series B-1 Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with the Series B Preferred Stock and with each other class or series of preferred stock established after the date of issuance of the Series B Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Series B-1 Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company and senior to the common stock and each other class or series of capital stock of the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B-1 Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Dividends

Holders of Series B-1 Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, non-cumulative cash dividends in the amount determined as set forth below.

If the Board of Directors declares and pays a cash dividend in respect of any shares of our common stock, then the Board of Directors is required to declare and pay to the holders of the Series B-1 Preferred Stock a cash dividend in an amount per share of Series B-1 Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of common stock and (ii) the number of shares of common stock into which such share of Series B-1 Preferred Stock is then convertible. Dividends on the Series B-1 Preferred Stock are non-cumulative.

Liquidation Preference

In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series B-1 Preferred Stock will be entitled to receive liquidating distributions in the amount of $100,000 per share of Series B-1 Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series B-1 Preferred Stock to and including the date of such liquidation before any distribution of assets is made to the holders of the common stock or any other junior securities. After payment of the full amount of such liquidating distributions, holders of the Series B-1 Preferred Stock will be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Series B-1 Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of common stock equal to the liquidation preference divided by the then-applicable conversion price.

In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B-1 Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series B-1 Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Conversion

Holders of shares of Series B-1 Preferred Stock have the right to convert the Series B-1 Preferred Stock at any time. The number of shares of common stock into which a share of Series B-1 Preferred Stock will be convertible will be determined by dividing the liquidation preference by the conversion price, subject to customary anti-dilution adjustments. No fractional shares of common stock will be issued. Upon conversion, cash will be paid in lieu of fractional shares based on the closing price of the common stock determined as of the second trading day immediately preceding the date of conversion. The initial conversion price of the Series B-1 Preferred Stock is $5.52 per share.

Redemption

The Series B-1 Preferred Stock will not be redeemable either at the Company’s option or at the option of the holders thereof at any time.

Anti-Dilution Adjustments

The conversion price of the Series B-1 Preferred Stock is also subject to customary anti-dilution adjustments.

Fundamental Change

In the event the Company enters into a transaction constituting a Reorganization Event, each share of Series B-1 Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible, at the option of the holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than a counterparty to the Reorganization Event or an affiliate of such other party) of the number of shares of common stock into which each share of Series B-1 Preferred Stock would then be convertible.

Voting Rights

Except as set forth below, holders of the Series B-1 Preferred Stock will not have any voting rights, including the right to elect any directors.

So long as any shares of Series B-1 Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Series B-1 Preferred Stock, voting as a single class with all other classes and series of parity securities having similar voting rights and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Massachusetts law:

•	any amendment, alteration or repeal of any provision of the Company’s articles of organization or the Company’s by-laws that would alter or change the voting powers, preferences or special rights of the Series B-1 Preferred Stock so as to affect them adversely;

•	any amendment or alteration of the Company’s articles of organization to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series B-1 Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•	the consummation of a binding share exchange or reclassification involving the Series B-1 Preferred Stock or a merger or consolidation of the Company with another entity, except that holders will have no right to vote under this provision or under any provision of Massachusetts law if (x) the Series B-1 Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B-1 Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B-1 Preferred Stock, taken as a whole.

Notwithstanding the foregoing, any increase in the amount of the authorized or issued preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock (including the Series B-1 Preferred Stock), or any securities convertible into preferred stock ranking equally with and/or junior to the Series B-1 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series B-1 Preferred Stock and, notwithstanding any provision of Massachusetts law, the holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series B-1 Preferred Stock for this purpose), then only the series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock.

SELLING SECURITYHOLDER

On November 21, 2008, we issued to Treasury a warrant to purchase 2,887,500 shares of our common stock together with shares of our preferred stock pursuant to a securities purchase agreement between us and Treasury for such warrant and preferred stock, referred to as the “Securities Purchase Agreement.” Treasury acquired the warrant and shares of our preferred stock as part of the Troubled Assets Relief Program, or “TARP.” TARP was established pursuant to the Emergency Economic Stabilization Act of 2008, or the “EESA,” which was enacted into law on October 3, 2008 in response to the financial crisis. EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. The warrants being offered were acquired when Treasury acquired our preferred stock on November 21, 2008. On January 13, 2010, we redeemed $50 million of the preferred stock issued to Treasury as part of TARP, and on June 16, 2010, we redeemed the remaining $104 million of the preferred stock issued to Treasury as part of TARP. We are registering the warrants (and the shares of common stock issuable upon exercise of the warrants) offered by this prospectus and any applicable prospectus supplement on behalf of Treasury as the selling securityholder.

The following description of the selling securityholder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities such as advising the President on economic and financial issues, encouraging sustainable economic growth, and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection, and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living, and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats, and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the warrants held as of January 7, 2011 by the selling securityholder, the number of warrants being offered hereby, and information with respect to warrants to be beneficially owned by the selling securityholder assuming all the warrants offered hereby are sold.

Selling securityholder	Number of warrants beneficially owned prior to this offering	Number of warrants offered in this offering	Number of warrants to be beneficially owned following this offering
United States Department of the Treasury	2,887,500	2,887,500	0

The warrants currently are exercisable for 2,887,500 shares of our common stock, which represented approximately 3.8% of our common stock outstanding as of January 7, 2011 (however, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants). The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of the Warrants—Adjustments to the Warrants,” and cannot be determined at this time. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling securityholder. Other than the Securities Purchase Agreement, we have no material contractual relationships with the selling securityholder. Purchasers of the warrants will have no rights under the Securities Purchase Agreement.

Under the Securities Purchase Agreement, we have agreed to indemnify the selling securityholder in connection with certain liabilities in connection with this offering, including any liabilities under the Securities Act. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors—Risks Related to the Warrants—The selling securityholder is a federal agency and your ability to bring a claim against the selling securityholder under the federal securities laws may be limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus, any applicable prospectus supplement or the registration statement of which this prospectus is a part, or any other act or omission in connection with the offering to which this prospectus and any applicable prospectus supplement relate, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, any applicable prospectus supplement or the registration statement of which this prospectus and any applicable prospectus supplement are a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax considerations concerning the ownership, exercise and disposition of the warrants and ownership of the common stock received upon exercising the warrants. The following discussion is not exhaustive of all possible tax considerations. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, referred to as the “Code,” Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, referred to as the “IRS,” and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of that holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, holders who actually or constructively own or have owned five percent or more of the total value of our common stock, and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the warrants and/or our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding the warrants and/or our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

This summary is directed solely to holders that hold the warrants or our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE WARRANTS AND OUR COMMON STOCK. PROSPECTIVE HOLDERS OF THE WARRANTS AND OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR WARRANTS AND COMMON STOCK.

You are a “U.S. holder” if you are a beneficial owner of a warrant and/or common stock and you are:

•	a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes. a trust (a) if a court within the United States is able to exercise primary supervision over your administration and one or more U.S. persons have the authority to control all your substantial decisions or (b) you have in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

You are a “non-U.S. holder” if you are a beneficial owner of a warrant and/or common stock that is not a U.S. holder and is not a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

Warrants

U.S. Holders

Sale of a Warrant

In general, if you are a U.S. holder of a warrant, you will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the warrant. Your initial tax basis in a warrant will be the purchase price. Gain or loss attributable to the sale of a warrant will generally be capital gain or loss. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the U.S. holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Exercise of the Warrants

The U.S. federal income tax consequences of the exercise of warrants that require net share settlement are not entirely clear. Exercise of the warrants may be treated as a non-recognition event (except with respect to any cash received in lieu of a fractional share), either because (i) the warrants are treated as options to receive a variable number of shares of our common stock with no exercise price or (ii) the exchange of warrants for stock pursuant to net share settlement is treated as a recapitalization. In either case, a U.S. holder’s tax basis in the common stock received would equal the U.S. holder’s tax basis in the warrants, less any amount attributable to any fractional share. If the warrants are treated as options, the holding period of common stock received upon the exercise of a warrant will commence on the day after a warrant is exercised. If the exchange of warrants for stock pursuant to net share settlement is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. holder’s holding period for the warrant.

It is also possible that exercise of the warrants could be treated as a taxable exchange in which gain or loss would be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term would depend on the characterization of that exchange. If a U.S. holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. holder’s basis attributable to the warrants or shares of our common stock deemed to have been sold. If the U.S. holder is treated as selling warrants, such U.S. holder would have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. holder is treated as selling underlying shares of our common stock, such U.S. holder would have short-term capital gain or loss. In either case, a U.S. holder of a warrant would also recognize gain or loss in respect of the cash received in lieu of a fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. holder’s tax basis attributable to such fractional share. The ability of U.S. holders to deduct capital losses is subject to limitations under the Code.

Alternatively, if the U.S. holder is treated as exchanging, in a taxable exchange, the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between (1) the fair market value of our common stock and cash in lieu of fractional shares received on exercise and (2) the holder’s basis in the warrants. In that case, the U.S. holder would have long-term capital gain or loss if it has held the warrants for more than one year and such U.S. holder will have a tax basis in the shares of our common stock received equal to their fair market value.

Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants that require net share settlement, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.

Expiration of the Warrants

Upon the expiration of the warrants, a U.S. holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrant has been held for more than one year on the date of expiration. The ability of U.S. holders to deduct capital losses is subject to limitations under the Code.

Adjustments Under the Warrants

Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a warrantholder may be treated as a distribution with respect to any U.S. holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, such an adjustment pursuant to the terms of the warrants may be treated as a distribution to the warrantholder that is taxable as a dividend to the extent of our current or accumulated earnings and profits, without regard to whether the warrantholder receives any cash or other property.

The rules with respect to adjustments are complex and U.S. holders of warrants should consult their own tax advisors in the event of an adjustment.

Non-U.S. Holders

Sale or Exercise of the Warrants

Subject to the discussions below regarding recent legislation and backup withholding, if you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition or upon the exercise of your warrants unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, is attributable to a permanent establishment that you maintain in the United States);

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met; or

•	we are or have been at any time during the applicable period a United States real property holding corporation, which we refer to as a “USRPHC,” for U.S. federal income tax purposes.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. We believe we are not, and have not been, a USRPHC, and we do not expect to become a USRPHC. A USRPHC is generally a U.S. corporation whose U.S. real property assets represent 50% or more of the sum of its worldwide real property and other business assets.

Adjustments Under the Warrants

Any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate (see “—U.S. Holders—Adjustments Under the Warrants” above) will be subject to U.S. federal withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, shares of our common stock delivered upon exercise of the warrants. However, deemed dividends that are effectively connected with the conduct of a trade or business within the United States (and, where an applicable tax treaty requires, are attributable to a U.S. permanent establishment) are not subject to this withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

Common Stock

U.S. Holders

Distributions

In general, distributions with respect to our common stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning before January 1, 2013 will qualify for taxation at long-term capital gain rates if the non-corporate U.S. holder meets certain holding period and other applicable requirements.

Sale or Other Disposition of Common Stock

Upon the sale or other disposition of our common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in our common stock. Such capital gain or loss will generally be long-term if your holding period in respect of such common stock is more than one year. For a discussion of your holding period in respect of common stock received upon exercising the warrants, see above under “—Warrants—U.S. Holders—Exercise of the Warrants.” Long-term capital gain recognized by a non-corporate U.S. holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Distributions

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that are dividends for U.S. federal income tax purposes will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution is a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution that is not a dividend will first reduce the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such stock.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, where an applicable tax treaty requires, are attributable to a U.S. permanent establishment) will not be subject to U.S. federal withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Sale or Other Disposition of Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:

•

the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty as a condition for subjecting such non-U.S. holder to U.S. taxation on a net income basis, is attributable to a permanent establishment maintained in the United States);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been at any time during the applicable period a USRPHC for U.S. federal income tax purposes.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S.-source capital losses. We believe we are not, and have not been, a USRPHC, and we do not expect to become a USRPHC.

Recent Legislation

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Recently-enacted U.S. federal income tax legislation imposes withholding taxes on certain types of payments made after December 31, 2012 to foreign financial institutions and certain other non-U.S. entities. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of the warrants or our common stock paid to U.S. holders who own their warrants or common stock through foreign accounts or foreign intermediaries and certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in the warrants, as well as the status of any related federal regulations and any other legislative proposals that may pertain to ownership and disposition of the warrants or our common stock.

Medicare Tax on Unearned Income

For taxable years beginning after December 31, 2012, a U.S. person that is an individual will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the individual’s U.S. federal income tax filing status). A similar regime applies to certain estates and trusts. A U.S. holder’s net investment income will generally include its dividend income and its net gains from the disposition of the warrants or our common stock, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the warrants.

Backup Withholding, Information Reporting and Other Reporting Requirements

If you are a U.S. holder of our common stock or warrants, you will be subject to information reporting with respect to any distributions by us to you and proceeds of the sale or other disposition by you of our common stock or warrants, unless you are an exempt recipient and appropriately establish that exemption. In addition, such payments will be subject to U.S. federal backup withholding tax at a current rate of 28% unless you supply the payor your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting (other than certain information reporting required on withholding tax on IRS Form 1042-S) with respect to:

•	dividend payments, and

•

the payment of the proceeds from the sale of common stock or warrants effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, provided:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•

a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption (such as your corporate status).

Payment of the proceeds from the sale of common stock or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock or warrants that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock or warrants will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS. Payments subject to U.S. withholding tax will not also be subject to U.S. backup withholding tax.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, holding and exercise of the warrants by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” a plan subject to Section 4975 of the Code, including an individual retirement account, or “IRA,” or Keogh plan, a plan subject to applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, referred to collectively as “Similar Laws,” and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity, each of which is referred to as a “Plan.” A fiduciary of a Plan should consider the fiduciary standards of ERISA and Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the warrants. Among other factors, a Plan fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, the Code and Similar Laws and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA, the Code or Similar Laws.

With respect to Plans subject to Title I of ERISA or subject to Section 4975 of the Code, Section 406 of ERISA and Section 4975 of the Code prohibit such a Plan from engaging in certain transactions with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an IRA, the occurrence of a non-exempt prohibited transaction could cause the IRA to lose its tax-exempt status. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), referred to as “Non-ERISA Arrangements,” are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to Similar Laws.

An investment in the warrants or the acquisition of our common stock upon the exercise of the warrants by a Plan, including a Plan that is an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity, referred to as a “Plan Asset Entity,” with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under ERISA or Section 4975 of the Code, unless such acquisition or exercise is made pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of common stock. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction, referred to as the “service provider exemption.” There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the warrants are acquired or exercised by a purchaser.

Any purchaser or holder of warrants or common stock or any interest therein will be deemed to have represented by its purchase of the warrants or common stock pursuant to the exercise of the warrants that either (1) it is not a Plan (including, without limitation, a Plan Asset Entity or a Non-ERISA Arrangement) and is not purchasing the warrants or common stock pursuant thereto on behalf of or with the assets of any Plan (including, without limitation, a Plan Asset Entity or Non-ERISA Arrangement) or (2) the purchase of the warrants or common stock pursuant thereto will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing and/or exercising warrants on behalf of or with the assets of any Plan (including a Plan Asset Entity or Non-ERISA Arrangement) consult with their legal counsel regarding potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption is available and the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of warrants have exclusive responsibility for ensuring that their purchase, holding and exercise of warrants do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The acquisition, holding and, to the extent relevant, exercise of, warrants or common stock by any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

The selling securityholder (including its transferees, donees or pledgees) or its successors may offer and sell the Securities from time to time directly or through underwriters, broker-dealers or agents, including through an underwritten public auction. If the Securities are sold through underwriters or broker-dealers, the selling securityholder will be responsible for any underwriting discounts or commissions or agent’s commissions and their professional fees. The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions):

•	on any national securities exchange or U.S. interdealer system of a registered national securities association on which the Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on a national securities exchange or U.S. interdealer system of a registered national securities association or in the over-the-counter market;

•	through the settlement of short sales;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.

The selling securityholder also may transfer, donate and pledge offered Securities, in which case the transferee, donee, pledgee or other successor in interest will be deemed the selling securityholder for purposes of this transaction.

In effecting sales, broker-dealers or agents engaged by the selling securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholder in amounts to be negotiated immediately before the sale.

In offering the Securities covered by this prospectus, any broker-dealers who execute sales for the selling securityholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales, and the compensation of any such broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholder. In addition, we will make copies of this prospectus available to the selling securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

As referred to above, the selling securityholder may sell the Securities using a public auction process in which the public offering price and the allocation of the Securities will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters or their affiliates. After the auction closes and those bids become irrevocable, the auction agent would determine the clearing price for the sale of the Securities offered in the auction, and subject to agreement between the selling securityholder and the underwriter or underwriters to proceed with the offering, the Securities would be allocated to winning bidders by the underwriter or underwriters. A more detailed description of the procedures to be used in connection with any such auction will be set out in a pricing supplement to this prospectus.

LEGAL MATTERS

The validity of the Securities will be passed upon for us by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of Boston Private Financial Holdings, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP (“KPMG”) and Hacker, Johnson & Smith PA, independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

In KPMG’s report dated March 12, 2010 with respect to the consolidated financial statements described above, it is noted that KPMG did not audit the 2007 financial statements of Gibraltar Private Bank & Trust Company, a then wholly owned subsidiary of the Company. These statements were audited by Hacker, Johnson and Smith PA. KPMG’s report dated March 12, 2010 also contains an explanatory paragraph that states the Company has changed its method of accounting for noncontrolling interests to comply with new accounting standards adopted by the Financial Accounting Standards Board.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 000-17089. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), (1) on or after the date of filing of the registration containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the Securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents:

•	Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 12, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 6, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 5, 2010;

•

Current Reports on Form 8-K filed on January 13, 2010; January 22, 2010; April 30, 2010; June 8, 2010; June 16, 2010; June 21, 2010; August 2, 2010; September 9, 2010; September 23, 2010; October 14, 2010; October 27, 2010; November 24, 2010 and December 15, 2010;

•	Portions of our Proxy Statement filed on April 2, 2010 that have been incorporated by reference into our Annual Report on Form 10-K; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed on July 27, 1988, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Margaret W. Chambers, Corporate Secretary. Our telephone number is (617) 912-1900. You may also obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described below.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the offer and sale of the Securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and on our website at http://www.bostonprivate.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock that has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Margaret W. Chambers, Corporate Secretary.

Boston Private Financial Holdings, Inc.

2,887,500 Warrants

Each to Purchase One Share of Common Stock

PROSPECTUS

                    , 2011

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the registration of Securities being registered under this Registration Statement. All amounts except the SEC registration fee are estimates.

SEC Registration fee	$2,682
Legal fees and expenses	25,000	*
Accounting fees and expenses	14,000	*
Printing and related expenses	5,000	*
Miscellaneous expenses	5,000	*

Total	$51,682

*	Estimated.

Item 14.	Indemnification of Directors and Officers.

The Company is a Massachusetts corporation. Reference is made to Chapter 156D of the Massachusetts Business Corporation Act (the “MBCA”). Section 8.51 of the MBCA authorizes a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization. Section 8.52 of the MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of the MBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director. Section 6.3 of Article 6 of the Company’s articles of organization provides for indemnification to the full extent permitted under the MBCA.

The Company and its directors and officers currently carry liability insurance.

Item 16.	Exhibits.

The following is a list of all exhibits filed as part of this Registration Statement, including those incorporated by reference.

Exhibit No.	Description	Form	SEC Filing Date	Exhibit Number

4.1	Restated Articles of Organization of Boston Private Financial Holdings, Inc.	8-K	8/2/2010	3.1

4.2	Form of Warrant Agreement	*

4.3	Form of Warrant	*

5.1	Opinion of Goodwin Procter LLP	This S-3

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed incorporated by reference to this Registration Statement.

Exhibit No.	Description	Form	SEC Filing Date	Exhibit Number

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)	This S-3

23.2	Consent of KPMG LLP, an independent registered public accounting firm	This S-3

23.3	Consent of Hacker, Johnson & Smith PA, an independent registered public accounting firm	This S-3

24.1	Powers of Attorney (included in signature page)	This S-3

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 7th day of January, 2011.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/S/ CLAYTON G. DEUTSCH
Clayton G. Deutsch President and Chief Executive Officer (Principal Executive Officer)

By:	/S/ DAVID J. KAYE
David J. Kaye Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Boston Private Financial Holdings, Inc., hereby severally constitute Clayton G. Deutsch and David J. Kaye and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments (including post-effective amendments) to said registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and generally to do all such things in our names and in our capacities as officers and directors to enable Boston Private Financial Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CLAYTON G. DEUTSCH Clayton G. Deutsch	President, Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2011

/S/ DAVID J. KAYE David J. Kaye	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 7, 2011

/S/ WILLIAM A. GRATRIX William A. Gratrix	Senior Vice President and Controller (Principal Accounting Officer)	January 7, 2011

/S/ STEPHEN M. WATERS Stephen M. Waters	Chairman	January 7, 2011

/S/ HERBERT S. ALEXANDER Herbert S. Alexander	Director	January 7, 2011

/S/ EUGENE S. COLANGELO Eugene S. Colangelo	Director	January 7, 2011

/S/ ADOLFO HENRIQUES Adolfo Henriques	Director	January 7, 2011

/S/ LYNN THOMPSON HOFFMAN Lynn Thompson Hoffman	Director	January 7, 2011

/S/ DEBORAH F. KUENSTNER Deborah F. Kuenstner	Director	January 7, 2011

/S/ JOHN MORTON, III John Morton, III	Director	January 7, 2011

/S/ WILLIAM J. SHEA William J. Shea	Director	January 7, 2011

/S/ DR. ALLEN L. SINAI Dr. Allen L. Sinai	Director	January 7, 2011

/S/ TIMOTHY L. VAILL Timothy L. Vaill	Director	January 7, 2011

Exhibit No.	Description	Form	SEC Filing Date	Exhibit Number

4.1	Restated Articles of Organization of Boston Private Financial Holdings, Inc.	8-K	8/2/2010	3.1

4.2	Form of Warrant Agreement	*

4.3	Form of Warrant	*

5.1	Opinion of Goodwin Procter LLP	This S-3

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)	This S-3

23.2	Consent of KPMG LLP, an independent registered public accounting firm	This S-3

23.3	Consent of Hacker, Johnson & Smith PA, an independent registered public accounting firm	This S-3

24.1	Powers of Attorney (included in signature page)	This S-3

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed incorporated by reference to this Registration Statement.